As filed with the Securities and Exchange Commission on November 19, 1997
                                                     Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  --------------------------------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            TETRA TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                            74-2148293
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)

                                25025 I-45 North
                           The Woodlands, Texas 77380
          (Address, including zip code, of Principal Executive Offices)



                            TETRA Technologies, Inc.

                             1996 STOCK OPTION PLAN

                   FOR NONEXECUTIVE EMPLOYEES AND CONSULTANTS

                            (Full title of the plan)


                              Bass C. Wallace, Jr.
                                 General Counsel
                                25025 I-45 North
                           The Woodlands, Texas 77380
                                 (713) 367-1983
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  --------------------------------------------

                                    copy to:

                                John F. Wombwell
                             Andrews & Kurth L.L.P.
                            4200 Texas Commerce Tower
                                   600 Travis
                              Houston, Texas 77002
                                 (713) 220-4200

                  --------------------------------------------


                         CALCULATION OF REGISTRATION FEE

=============================================== ===============  ==================  ================  ==================
                                                                                         Proposed
                                                                      Proposed           Maximum
                                                    Amount            Maximum           Aggregate          Amount of
                                                     to be         Offering Price        Offering         Registration
     Title of Securities to be Registered         registered       Per Share (1)        Price  (1)            Fee

Common Stock, Par Value $.01 Per Share              250,000            $25.44           $6,360,000           $1,928
=============================================== ===============  ==================  ================  ==================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of a share of the Company's Common Stock for November 17, 1997 on the Nasdaq National Market as reported in The Wall Street Journal on November 18, 1997.

================================================================================



                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The Company incorporates herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (2) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1997;

          (3) The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1997;

          (4) The Company's Quarterly Report on Form 10-Q for the three months ended September 30, 1997; and

          (5) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, dated October 6, 1997, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (No. 0-18335).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The  information   required  by  Item  4  is  not  applicable  to  this
Registration Statement since the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The  information   required  by  Item  5  is  not  applicable  to  this
Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The  Company's  Certificate  of  Incorporation   contains  a  provision
permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws. Also, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

         The Company's Bylaws also provide that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to the Company's best interests.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The  information   required  by  Item  7  is  not  applicable  to  this
Registration Statement.

ITEM 8.  EXHIBITS.

Exhibit
 Number            Description

   5.1             Opinion of Andrews & Kurth L.L.P.

  23.1             Consent of Ernst & Young LLP.

  23.2             Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

  24.1             Power of Attorney (included in Part II of the Registration
                   Statement).

  99.1 TETRA Technologies, Inc. 1996 Stock Option Plan for Nonexecutive Employees and Consultants.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that the registrant shall not be required to file a post-effective amendment if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.


        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on the 18th day of November, 1997.

                                                 TETRA Technologies, Inc.
                                            (Registrant)



                                           By:    /S/ Allen T. McInnes
                                                 ------------------------
                                                  Allen T. McInnes
                                                  President and Chief Executive
                                                  Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TETRA Technologies, Inc. (the "Company") hereby constitutes and appoints Allen T. McInnes and Geoffery M. Hertel, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                          Title                              Date
                ---------                                          -----                              ----

  /S/ Allen T. McInnes                        President, Chief Executive Officer and Director     November 18, 1997
  --------------------------------------
  Allen T. McInnes                            (Principal Executive Office )

  /S/ J. Taft Symonds                         Chairman of the Board of Directors                  November 18, 1997
  --------------------------------------
  J. Taft Symonds

  /S/ Geoffrey M. Hertel                      Executive Vice President--Finance and                November 18, 1997
  --------------------------------------
  Geoffrey M. Hertel                          Administration (Principal Financial Officer)
                                              and Director

  /S/ Bruce A. Cobb                           Corporate Controller (Principal Accounting          November 18, 1997
  --------------------------------------
  Bruce A. Cobb                               Officer)

  /S/ Paul D. Coombs                          Director                                            November 18, 1997
  --------------------------------------
  Paul D. Coombs




  /S/ Oscar S. Andras                         Director                                            November 18, 1997
  --------------------------------------
  Oscar S. Andras

  /S/ Tom H. Delimitros                       Director                                            November 18, 1997
  --------------------------------------
  Tom H. Delimitros

  /S/ Stephen T. Harcrow                      Director                                            November 18, 1997
  --------------------------------------
  Stephen T. Harcrow

  /S/ Kenneth P. Mitchell                     Director                                            November 18, 1997
  --------------------------------------
  Kenneth P. Mitchell


                                  EXHIBIT INDEX

  Exhibit                                                                                              Location of
  Number                                                                                                 Exhibit
  ------                                                                                                 -------

  5.1               Opinion of Andrews & Kurth L.L.P.

  23.1              Consent of Ernst & Young LLP.

  24.1              Consent of Andrews & Kurth L.L.P (included in Exhibit 5.1).

  25.1              Power of Attorney (included in Part II of the Registration Statement).

  99.1              TETRA Technologies, Inc. 1996 Stock Option Plan for Nonexecutive
                    Employees and Consultants.
